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                                                                      EXHIBIT 12

                             STORAGE EQUITIES, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES
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
                                                                                   For the Year Ended December 31
                                                                      ----------------------------------------------------
                                                                        1994       1993       1992       1991      1990
                                                                      --------   --------   --------   --------  ---------
                                                                              (Amount in thousands,  except ratios)
Net income                                                            $42,118    $28,036    $15,123    $11,954    $11,994
   Add: Minority interest in income                                     9,481      7,291      6,895      6,693      9,154
   Add: Loss on early extinguishment debt                                   -          -          -          -          -
   Less: Gain on disposition of real estate                                 -          -       (398)         0     (1,146)
   Less: Minority interests in income
   which do not have fixed charges                                     (5,906)      (737)      (694)      (501)      (470)
                                                                      --------   --------   --------   --------  ---------
Income from continuing operations                                      45,693     34,590     20,926     18,146     19,532
Interest expense                                                        6,893      6,079      9,834     10,621     10,920
                                                                      --------   --------   --------   --------   --------

Total Earnings Available to Cover
 Fixed Charges                                                        $52,586    $40,669    $30,760    $28,767    $30,452
                                                                      ========   ========   ========   ========   ========

Interest expense                                                      $ 6,893    $ 6,079    $ 9,834    $10,621    $10,920
                                                                      --------   --------   --------   --------   --------
Total Fixed Charges                                                   $ 6,893    $ 6,079    $ 9,834    $10,621    $10,920
                                                                      ========   ========   ========   ========   ========

Preferred Stock Dividends:
 Series A                                                             $ 4,563    $ 4,563    $   812    $     -    $     -
 Series B                                                               5,339      4,147          -          -          -
 Series C                                                               1,250          -          -          -          -
 Series D                                                                 950          -          -          -          -
 Convertible                                                            4,474      2,179          -          -          -
                                                                      --------   --------   --------   --------   --------
 Total Preferred Stock Dividends                                      $16,576    $10,889    $   812    $     -    $     -
                                                                      ========   ========   ========   ========   ========

Total Combined Fixed Charges and
 Preferred Stock Dividends                                            $23,469    $16,968    $10,646    $10,621    $10,920
                                                                      ========   ========   ========   ========   ========

Ratio of Earnings to Fixed Charges                                       7.63       6.69       3.13       2.71       2.79
                                                                      ========   ========   ========   ========   ========

Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock
  Dividends                                                              2.24       2.40       2.89       2.71       2.79
                                                                      ========   ========   ========   ========   ========
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